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                                                                Exhibit 10.6

                          1033 Massachusetts Avenue
                          Cambridge, Massachusetts

                           LEASE DATED MAY 1, 1995

                                  ARTICLE 1
                                  ---------

                               REFERENCE DATA
                               --------------

     1.1 SUBJECTS REFERRED TO
         --------------------

     Each reference in this Lease to any of the following subjects shall be construed to incorporate the data stated for that subject in this Article.

LANDLORD: Advent Realty Limited Partnership II, a Delaware limited partnership

LANDLORD'S ORIGINAL ADDRESS: 45 Milk Street, Boston,
                             Massachusetts

TENANT: Forrester Research, Inc., a Massachusetts corporation

TENANT'S ORIGINAL ADDRESS: One Brattle Square, Cambridge,
                           Massachusetts

TERM COMMENCEMENT DATE: See Section 2.4

TERM EXPIRATION DATE: Five years and seven months following the Term Commencement Date; provided however if the Term Expiration Date as stated above shall fall on other than the last day of a calendar month, then the Term Expiration Date shall be deemed to be the last day of such calendar month.

ANNUAL BASIC RENT:

Months 1-6:               $293,019.65 ($17.05 x 13,223) + ($9.10 x 7,425)
Months 7-24:              $352,048.40 ($17.05 x 20,648)
Months 25-48:             $362,785.36 ($17.57 x 20,648)
Months 49-67:             $371,457.52 ($17.99 x 20,648)

TENANT ELECTRICITY COST PER SQUARE FOOT: $1.00

BASE OPERATING EXPENSES PER RENTABLE SQUARE FOOT: Landlord's Operating Expenses per Rentable Square Foot for 1995

LAND: The land bounded by Massachusetts Avenue and Ellery Street in Cambridge, Massachusetts shown as Lot 14 and 15 on a plan


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entitled "Plan of Dana Estate" recorded with the Middlesex South District
Registry of Deeds in Plan Book 16A as Plan 16, known as and number 1033 Massachusetts Avenue, Cambridge.

BUILDING: The entire office building on the Land.

TOTAL RENTABLE FLOOR AREA OF THE BUILDING: 85,741

PREMISES: The space in the Building described on Exhibit A.

RENTABLE FLOOR AREA OF THE PREMISES: 20,648 Square Feet

PERMITTED USES: General office uses consistent with a first-class office building, Landlord warranting that the Premises may lawfully be used for general office purposes.

SECURITY DEPOSIT: $29,000 (subject to Article X below)

PARKING: Twenty (20) spaces

PUBLIC LIABILITY INSURANCE: $1,000,000

LANDLORD'S MANAGING AGENT: Graystone Corporation

ADDRESS OF LANDLORD'S
MANAGING AGENT: 1100 Massachusetts Avenue  Cambridge,
                Massachusetts 02138

BROKER: Fallon Hines & O'Connor and Hammond Ingram Rettig & Beaty

TENANT'S AUTHORIZED REPRESENTATIVE: George F. Colony

TENANT'S FINISH
REPRESENTATIVE: Susan Whirty

LANDLORD'S AUTHORIZED
REPRESENTATIVE: Thomas H. Dupree or Frederick Dupree

LANDLORD'S FINISH
WORK REPRESENTATIVE: John Kiger

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                                   ARTICLE II
                                   ----------

                         PREMISES, TERM, RENT, OPERATING
                         -------------------------------
                               EXPENSES AND TAXES
                               ------------------

     2.1 Premises and Exclusions.
         -----------------------

     Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises. The Premises generally exclude common areas and facilities of the Building and Land. The Premises specifically exclude, without limitation, exterior faces of exterior walls, the common stairways and stairwells, Building entranceways and entrance lobbies elevators and elevator wells, mechanical rooms and areas, fan rooms, electric and telephone closets, Building superintendent's or supervisor's office, janitor closets, freight elevator vestibules, Building storage areas, and pipes, ducts, conduits, wires and appurtenant fixtures serving other parts of the Building (exclusively or in common) and other common areas and facilities. If the Premises include less than the entire rentable area of any floor, then the Premises also exclude the common corridors, elevator lobby and toilets located on such floor.

     This Lease is subject to all easements, restrictions, agreements, and encumbrances of record to the extent in force and applicable, none of which will materially and adversely affect Tenant's rights under this Lease and there are no existing mortgages or groundleases relating to the Premises, Building or Land except only for the groundlease referred to in the form of Non-Disturbance Agreement hereto attached as Exhibit B.

     2.2 APPURTENANT RIGHTS
         ------------------

     Tenant shall have, as appurtenant to the Premises, rights to use the common areas described in Section 2.1 in common with Landlord and other Building tenants (subject to reasonable rules of general application promulgated from time to time by Landlord, existing rules and regulations are set forth in Exhibit C hereto attached) . Tenant shall be sent notice of changes in the rules and regulations. Tenant shall also have the right to use the common corridors, elevator lobby and common toilets on any floor on which the Premises are located if the Premises include less than the entire rentable area of such floor.

     2.3 RESERVATIONS
         ------------

     Landlord reserves the right from time to time, without unreasonable interference with Tenant's use and upon reasonable prior notice to Tenant (except in the case of an emergency): (a) to install, use, maintain, repair, replace and relocate for

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service to the Premises and other parts of the Building, or either, pipes, ducts, conduits, wires and appurtenant fixtures, wherever located in the Premises or Building; and (b) to alter or relocate any other common facility. Installations, replacements and relocations referred to in clause (a) above shall be located as far as practicable in the central core area of the Building, above ceiling surfaces, below floor surfaces or within perimeter walls of the Premises.

     2.4 TERM
         ----

     The Term shall begin at 12:01 a.m. on the earlier to occur of the following
(a) or (b), and shall end at 12:00 midnight on the Term Expiration Date set forth in Section 1.1.

     (a) The date Tenant enters into possession of all or any portion of the Premises for the conduct of its business. (The event described in the prior sentence shall not be deemed to occur by virtue of the installation, testing and initial operation of computers or other equipment or the installation or placement of other property of Tenant in the Premises provided the Premises or significant portions thereof are not generally in use.), or

     (b) Substantial completion of the Landlord's Work, as defined in Section
3.2.

     Landlord and Tenant shall, at the request of either after the beginning of the Term, execute an acknowledgment, in recordable form, specifying the Term Commencement Date and Term Expiration Date.

     2.5 ANNUAL FIXED RENT
         -----------------

     Tenant covenants and agrees to pay Annual Fixed Rent to Landlord in advance in equal monthly installments on the first day of each calendar month during the Term. All payments shall be due without billing or demand and without deduction, set-off or counterclaim. Tenant shall make payment for any portion of a month at the beginning or end of the Term. All payments shall be payable to Landlord at its Address, as specified in Section 1.1 or to such other entities at such other places as Landlord may from time to time designate. Annual Fixed Rent shall be the sum of Annual Basic Rent plus any Tenant Electricity Cost at the rates specified in Section 1.1 (if either or both of Annual Basic Rent or Tenant Electricity Cost is expressed as a rate per square foot, such figure(s) shall be multiplied by the Rentable Floor Area of the Premises).

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     2.6 ADDITIONAL RENT - TAXES AND OPERATING EXPENSES
         ----------------------------------------------

     2.6.1 ADDITIONAL RENT - GENERAL COVENANT. Tenant covenants and agrees to pay to Landlord, as additional rent, an amount equal to the product of (a) the Rentable Floor Area of the Premises and (b) the excess (if any) of Landlord's Operating Expenses per rentable square foot allocable, to Tenant over Base Operating Expenses Per Rentable Square Foot (as specified in Section 1.1). Except as provided in the next sentence, Landlord's Operating Expenses per square foot allocable to Tenant for any period shall be the total amount of Landlord's Expenses for such period (actual or extrapolated as described herein) divided by 100% of the Total Rentable Floor Area of the Building provided that if less than 95% of the Total Rentable Floor Area of the Building is occupied at any time during such period, Landlord may extrapolate components of Landlord's Operating Expenses as though the Total Rentable Floor Area of the Building had been occupied at all times during such period. No payments with respect to Landlord's Operating Expenses are due with respect to the period prior to January 1, 1996, and, for purposes of calculating Tenant's obligation with respect to escalations in Landlord's Operating Expenses, Base Operating Expenses per Rentable Square Foot shall be not less than $9.50.

     If Landlord furnishes electricity, cleaning and janitorial services or any other item of the type described herein as a Landlord's Operating Expense to only a portion of the rentable areas of the Building (any such item is hereinafter referred as a "restricted item"), Landlord's Operating Expenses per rentable square foot allocable to Tenant for any period shall be the sum of the following amounts (x) and (y):

     (x) For each restricted item included in Landlord's Operating Expenses and furnished to the Premises, the cost of such item for the period divided by the total Rentable Floor Area of all premises to which the item is then furnished.

     (y) For all other items included in Landlord's Operating Expenses, the amount per square foot thereof allocable to Tenant in accordance with the second sentence of this Section 2.6.1. Landlord represents that occupants of retail space in the Building pay for their own electricity and cleaning services, and the costs thereof shall not be included in Landlord's Operating Expenses.

Appropriate adjustments shall be made for any portion of a year at the beginning or end of the Term or for any year during which changes occur in the percentage of occupancy of the Building or in the Rentable Floor Area to which Landlord furnishes restricted items.

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     2.6.2 PAYMENT. Additional rent for Landlord's Operating Expenses under this
Section 2.6 shall be paid in monthly installments on the first day of each calendar month in amounts reasonably estimated by Landlord for the then current year, and pro-rata for the portion of a month. Upon reasonable notice to Tenant, Landlord may from time to time revise such estimates based on available information relating to Landlord's Operating Expenses. Within 90 days after the end of each calendar year, Landlord will provide Tenant with an accounting, certified by a representative of Landlord, of Landlord's Operating Expenses and other data necessary to calculate additional rent hereunder prepared by Landlord in accordance herewith and otherwise in accordance with generally accepted accounting principles. Upon issuance thereof, there shall be adjustments between Landlord and Tenant for the calendar year covered by such accounting to the end that Landlord shall have received the exact amount of additional rent due hereunder. Any overpayments by Tenant hereunder shall be credited against the next payments of additional rent due under this Section 2.6.2, subject to the last sentence of this Section 2.6.2. Any underpayments by Tenant shall be due and payable within 30 days following receipt by Tenant of such accounting by Landlord. With respect to the calendar year in which the Term ends, the adjustments shall be pro rated for the portion of the year included in the Term, but shall take place nevertheless at the times provided in the preceding sentences; and any overpayments by Tenant in such year shall be promptly refunded upon such adjustment, less outstanding amounts due Landlord under this Lease at such time. Tenant shall have the right to audit Landlord's books and records concerning Landlord's Operating Expenses (at Tenant's expense but without charge by Landlord), provided Tenant exercises such right by written notice to Landlord within sixty (60) days following receipt of Landlord's certification statement, and Tenant shall conduct such audit within 180 days after Tenant's receipt thereof, time being of the essence. Landlord's annual statement shall be conclusive, final and binding if Tenant does not raise any objection thereto within the 180 day period set forth above. Any such audit shall be performed during usual business hours at the office of Landlord's Managing Agent. Tenant shall have the right to audit each certification only once.

     2.6.3 "LANDLORD'S OPERATING EXPENSES" - DEFINITION. "Landlord's Operating Expenses" means all reasonable and customary costs of Landlord in owning or leasing (as the case may be), servicing, operating, managing, maintaining, and repairing the Building and Land, and providing services to tenants, including, without limitation, the costs of the following: (i) supplies, materials and equipment purchased or rented and total wage and salary costs paid to and on account of all persons engaged in the operating, maintenance, security, cleaning and repair of the Building and Land, including employment taxes and so-called "fringe benefits" (such personnel expenses to be

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limited to expenses reasonably allocable to the Building unless such personnel are employed solely with respect to the Building; (ii) building services furnished to tenants of the Building at Landlord's expense (including the types of services furnished to Tenant pursuant to Section 4.1 hereof) and maintenance of and services provided to or on behalf of the Building performed by Landlord's employees or by other persons under contract with Landlord or Landlord's Managing Agent; (iii) utilities consumed and expenses incurred in the operation and maintenance of the Building and Land including, without limitation, oil, gas, electricity (including electricity serving Tenant in the Premises and other tenants in their premises), water, sewer and snow removal; (iv) insurance; (v) management fees plus an imputed cost of any space in the Building occupied without charge by the Landlord's managing agent (Landlord's management fees shall be computed on the basis of an amount not to exceed 6% of gross rents throughout the Term, including the calculation for Base Operating Expenses), and
(vi) "Landlord's Taxes" as defined below. If Landlord, in its sole discretion, installs a new or replacement capital item in the Building or on the Land for the purpose of reducing or conserving the use of energy in the Building, reducing Landlord's Operating Expenses, or to comply with applicable laws, rules or regulations enacted or promulgated after the date of this Lease, the amount of such expenditure or the cost of such item shall be amortized over the useful life of such item in accordance with generally accepted accounting principles, with interest at the so-called base rate from time to time announced by the Bank of Boston at its head office in Boston, Massachusetts, and the amount included in Landlord's Operating Expenses for any calendar year shall be limited to the annual amortized charge (including interest), provided that in the case of a capital item for the purpose of reducing or conserving energy or reducing Operating Expenses, said annual charge shall not exceed the annual savings resulting from such capital item. Landlord's Operating Expenses shall not include any costs or expenses incurred by Landlord in the construction and development of the Building; payments of principal, interest or other charges on mortgages and ground rent; and salaries of executives or principals of Landlord (except as the same may be reflected in the management fee for the Building or attributable to actual Building operations). The cost of all of Landlord's services provided by Landlord or its affiliates (i.e. not provided by arms-length third parties) shall not exceed the commercially competitive rates for such services to similar first-class buildings in Cambridge.

Notwithstanding the foregoing, Landlord's Operating Expenses shall not include
(i) costs billed to and paid by specific tenants as opposed to tenants generally, (ii) the cost of repairs or replacements resulting from casualty losses or eminent domain takings; (iii) depreciation or amortization of the Building or any part thereof, except as specifically set forth above; (iv)

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replacement or contingency reserves, except as specifically set forth above;
(v) ground lease rents or payments of any debt or equity obligations; (vi) legal and other professional fees relating to leasing, financing or other services not related to the normal operation, maintenance, cleaning, repair and protection of the Building; (vii) brokerage fees and commissions; (viii) promotion, advertising or public relations expenses; and (ix) services provided for a particular tenant, and not tenants in general. Operating Expenses shall be reduced by the net amount of any proceeds, awards, payments, guarantees, credits or reimbursements which Landlord actually receives and which are applicable to Operating Expenses less the cost incurred in recovering such amount. Operating Expenses shall not include payment to affiliates of Landlord to the extent such payments exceed customary charges for the goods or services provided by such affiliate.

     "Landlord's Taxes" means all taxes, assessments and similar charges assessed or imposed by any governmental authority upon the Building and Land (and upon personal property situated thereon or therein and used in the operation and maintenance of the Building and Land), reduced by any net amounts received as an abatement or reduction of taxes. If any such abatement or reduction of taxes has the effect of reducing Landlord's Operating Expenses which make up Base Operating Expenses Per Rentable Square Foot, then payments of additional rent under Sections 2.6.1 and 2.6.3 hereof shall be recalculated reflecting the corrected Base Operating Expenses per Square Foot, and any overpayments or underpayments will be dealt with in accordance with
Section 2.6.2. The amount of special taxes or special assessments included in Landlord's Taxes for any year shall be limited to the amount of the installment (plus any interest, other than penalty interest, payable thereon) of such special tax or special assessment required to be paid during or with respect to the year in question. Landlord's Taxes include expenses, including reasonable fees of attorneys, appraisers and other consultants, incurred in connection with any efforts to obtain abatements or reductions or to assure maintenance of Landlord's Taxes for any year wholly or partially included in the Term, whether or not successful and whether or not such efforts involved filing of actual abatement applications or initiation of formal proceedings. Landlord's Taxes exclude income taxes of general application and all estate, succession, inheritance and transfer taxes, as well as any interest, penalties and costs attributable to delayed payment of Landlord's Taxes where such delay is not the result of any actions by or omissions of Tenant. If at any time during the Term the present system of ad valorem taxation of real property shall be changed so that, in lieu of the whole or any part of the ad valorem tax on real property there shall be assessed on Landlord a capital levy or other tax on the gross rents or other measures of building operations, or a governmental income, franchise, excise or similar tax,


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assessment, levy, charge of fee (distinct from any such tax now in effect in the jurisdiction in which the Building is located measured by or based, in whole or in part, upon gross rents or other measures of building operations or benefits of or governmental services furnished to the Building or Land, then any and all of such taxes, assessments, levies, charges and fees, to the extent so measured or based, shall be included within the term Landlord's Taxes, but only to the extent that the same would be payable if the Building and Land were the only property of Landlord.


     Except as herein specifically provided, Landlord shall have the sole and exclusive right to attempt to obtain an abatement or other reduction or review of Landlord's Taxes (an "Appeal"). Subject to the terms and conditions hereof, Tenant shall have right to pursue an Appeal during such time as Tenant occupies more than fifty percent (50%) of the Total Rentable Floor Area of the Building. If Tenant occupies more than fifty percent (50%' of the Total Rentable Floor Area of the Building, and Tenant desires to pursue an Appeal, it shall so notify Landlord in writing on or before thirty (30) days prior to the last day for filing said Appeal. Landlord shall notify Tenant within fifteen (15) days after receiving said notice if Landlord desires to pursue said Appeal in lieu of Tenant. If Landlord notifies Tenant that Landlord does not intend to pursue said Appeal or if Landlord fails to respond to Tenant within said fifteen (15) period, Tenant shall be free to pursue said Appeal. Tenant shall so consult with Landlord prior to filing an Appeal and give due consideration to Landlord's opinion if Landlord does not in good faith believe an Appeal should be pursued. If Tenant does file an Appeal, Tenant shall prosecute the same to final determination with due diligence and shall not, without the written consent of Landlord (which shall not be unreasonably withheld or delayed), settle, compromise or discontinue the Appeal. If Tenant pursues an Appeal over the good faith objection of Landlord, and as a result of the prosecution of said Appeal, the Landlord's Taxes for any tax year shall be increased over the tax year for which the Appeal was sought (a "Tax Increase"), then Tenant shall save Landlord harmless and indemnified against such Tax Increase, it being the intention of the parties hereto that the prosecution of an Appeal by Tenant over the good faith objection of Landlord shall be "at risk" for Tenant. Tenant shall bear the entire cost and expense of any Appeal undertaken by Tenant, but, such cost and expense, including reasonable attorney's fees, shall be reimbursed to Tenant from any amount received as a result of such Appeal.


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                                 ARTICLE III
                                ------------

                    CONSTRUCTION OF BUILDING; FINISH WORK
                   --------------------------------------

     3.1 CONSTRUCTION OF BUILDING
         -----------------------------

     Landlord has constructed the Building on the Land.

     3.2 LANDLORD'S WORK. Landlord shall, at its cost except as otherwise provided below, cause the completion of certain work in the Premises in accordance with "Tenant's Plans" as set forth on Exhibit D hereto (the "Landlord's Work"). Landlord shall use diligent efforts to substantially complete Landlord's Work by June 30, 1995, as such date shall be extended as a result of any "Tenant Delay" (as hereinafter defined) or any delays which result from fire, casualty or other causes beyond Landlord's reasonable control. If Landlord fails to substantially complete Landlord's Work and deliver the Premises to Tenant, and Tenant is unable to use and occupy the Premises for the reasonable conduct of its business, on or before August 31, 1995, as such date shall be extended as a result of any Tenant Delay, Tenant shall have the right to terminate this Lease by giving Landlord written notice thereof within ten
(10) business days following such date. For the purposes hereof, a "Tenant Delay" shall mean any delay to Landlord's Work caused by Tenant or any of its agents, employees or contractors, including without limitation, (i) delays caused by material changes, alterations or additions to Tenant's Plans by Tenant or other material change orders or modifications requested by Tenant during the progress of Landlord's Work, (ii) delays caused by the failure of Tenant's
Plans to comply with applicable laws, or (iii) delays caused by Tenant's interference with Landlord's Work. Landlord and Tenant acknowledge that, depending upon the nature of the Tenant Delay, it may have a more or less significant effect on the construction schedule, but Tenant shall be responsible and liable for any Tenant Delay hereunder only to the extent that such Tenant Delay actually delays the progress of Landlord's Work. If the substantial completion of Landlord's Work shall be delayed due to any Tenant Delay, the rent payable hereunder shall be calculated as though the Term Commencement Date were deemed to have occurred on the date Landlord's Work would have been substantially complete but for such Tenant Delay. Landlord shall use good faith efforts to promptly notify Tenant of any event which Landlord deems to constitute a Tenant Delay, but Landlord shall not be liable for any failure to so notify Tenant.

     Landlord shall perform and complete the Landlord's Work in a good and workmanlike manner using first-class materials and in compliance with applicable construction laws. The Landlord's Work shall be deemed "substantially complete" when the same is complete in accordance with Exhibit D and the provisions hereof,

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as certified by Landlord's general contractor and Tenant's space planner/architect, except only for a so-called "punch-list" signed by Landlord's Finish Work Representative and Tenant's Finish Representative containing items which would customarily be considered punch-list items, the delayed completion of which will not substantially interfere with Tenant's use of the Premises as contemplated hereby, and all building operating systems are fully operational.

     Landlord will obtain and deliver to Tenant, as soon as practicable after substantial completion of Landlord's Work, a Certificate of Occupancy from the Cambridge Department of Inspectional Services, subject only to Tenant's completion of any work in the Premises other than Landlord's Work which must be completed before a Certificate of Occupancy will be issued.

     Tenant shall ensure that Tenant's Plans and any specifications prepared by Tenant or Tenant's architect conform with all building codes and other legal requirements applicable thereto. Landlord hereby approves Tenant's Plans for the purposes of this Lease, provided such approval shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with all laws, rules and regulations of governmental agencies or authorities. Landlord has informed Tenant of certain respects in which the Building may not currently comply with the requirements of the Americans With Disabilities Act (42 USC Sec. 12101 et seq.) ("ADA"). However, Landlord will ensure that the common areas and facilities of the Building comply with the ADA in accordance with a reasonable schedule consistent with the requirements of ADA. Landlord further agrees to ensure that the Premises comply with applicable fire, safety and similar codes which relate to the use of the Premises for general office purposes. Tenant shall ensure that Tenant's Plans include all installations and fixtures required under, and shall thereafter ensure that the Premises comply with, the ADA and applicable fire, safety and similar codes with respect to any special requirements of Tenant (not typically contemplated by the phrase "general office purposes") or its agents, employees or invitees or as a result of any act or omission by Tenant or its agents, employees or invitees.

     The Premises are leased to Tenant in "as-is" condition, subject to the completion of Landlord's Work in accordance with the provisions hereof and delivery of the Premises free and clear of tenants and occupants. Landlord represents that the present condition of the common areas and building operating systems is consistent with that of a first-class office building in Cambridge, Massachusetts, and to the best of Landlord's knowledge (without undertaking any environmental investigation for the purposes of making this representation), the Premises contain no "hazardous substance/material or oil" as defined in Article XIV

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below which would adversely effect Tenant's use of the Premises. Landlord will not knowingly permit any hazardous substance/material or oil which would adversely effect Tenant's use of the Premises to be used in the Building by any other tenant, except "accepted materials" as defined in Article XIV.


     Landlord shall remedy any substantial defect of materials or workmanship in Landlord's Work of which Tenant gives notices to Landlord within six (6) months after the date that Landlord's Work is substantially complete and shall, to the extent legally possible, assign to Tenant the benefit of all warranties and guarantees from manufacturers, vendors, suppliers, and subcontractors whose products or services are incorporated into Landlord's Work and, to the extent not possible, exercise its diligent efforts to enforce the same.

     Tenant shall reimburse Landlord, within thirty (30) days after the later
(i) substantial completion of the Landlord's Work and (ii) receipt from Landlord of an itemized invoice showing all costs and expenses associated with the completion of Landlord's Work, in an amount equal to the amount by which any and all such costs, together with the cost of any change orders requested by Tenant or any costs resulting from any Tenant Delays, exceed $134,212.00 (the
"Buildout Allowance"). If the cost of completing Landlord's Work shall be less than the Buildout Allowance, Tenant may use the unexpended portion thereof, if any, only as herein provided. Landlord and Tenant acknowledge that the estimated cost of Landlord's Work based on Tenant's Plans (without specifications) is approximately $98,000. Tenant shall not be required to pay any fees of Landlord's architects or construction personnel with respect to preparation of specifications or construction drawings.

     Landlord shall allow Tenant and its employees, agents and contractors to enter the Premises as soon as reasonably practicable during the progress of Landlord's Work and prior to the substantial completion thereof to permit Tenant to perform Tenant's Work if, as long as, and provided that, Tenant does not interfere in any way with the progress and completion of Landlord's Work.

     Landlord shall inform Tenant's Finish Representative from time to time regarding the status of performance of the Landlord's Work, and shall provide at least seven (7) days notice of the date (as such date may be advanced or delayed) on which Landlord's Work is scheduled to be substantially completed. The substantial completion of Landlord's Work shall not be deemed to have occurred until Tenant has received such notice.

     Landlord shall reimburse Tenant for Tenant's reasonable documented costs of moving its business to the Premises and preparing the Tenant's Plans, in the aggregate amount up to but

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not exceeding $41,296.00 ("Moving/Plans Allowance"), within thirty (30) days following Landlord's receipt of Tenant's billing therefor which shall include reasonable substantiating documentation, such as copies of bills and invoices and the like. If Landlord fails to make such reimbursement, Tenant may deduct from the rents payable hereunder any portion of the requested reimbursement amount (but not exceeding $41,296, less any sums reimbursed by Landlord) which was not theretofore contested in good faith by Landlord by notice to Tenant.

     If prior to that date which is twenty (20) months before the expiration of the Term then in effect, Tenant gives notice to Landlord requesting that Landlord construct leasehold improvements in the Premises (consistent with the leasehold improvements constructed pursuant to Landlord's Work), Landlord agrees to construct such improvements upon submission by Tenant, at Tenant's cost and expense, of plans and specifications reasonably acceptable to Landlord. Landlord agrees to obtain at least three bids for construction of such improvements following procedures similar to those which were acceptable to Tenant for the purposes of completion of the Landlord's Work. The provisions of this Section
3.2 shall apply to such construction, which shall also be deemed "Landlord's Work" for the purposes of Section 3.2, except that:

          (a) the completion date for the Landlord's Work shall be mutually agreed by Landlord and Tenant;

          (b) Tenant shall reimburse Landlord, within thirty (30) days after the later of (i) substantial completion of the Landlord's Work and (ii) receipt from Landlord of an itemized invoice showing all costs associated with completion of the Landlord's Work, the amount of such costs minus the unexpended portion of the Buildout Allowance (if any);

          (c) there shall be no termination right for untimely completion of the Landlord's Work; and

          (d) there shall be no Moving/Plans Allowance with respect to the Landlord's Work.

                                 ARTICLE IV
                                 ----------

                            LANDLORD'S COVENANTS
                            --------------------


     4.1 LANDLORD'S COVENANTS
         --------------------

     4.1.1 BUILDING SERVICES. Landlord shall furnish services, utilities, facilities and supplies set forth in this Section 4.1.1. Tenant may obtain additional services, utilities, facilities and supplies from time to time upon reasonable advance request or Landlord may furnish the same without request if Landlord reasonably determines that Tenant's use or occupancy of the Premises necessitates the same, and, in either case, the cost of the same (including related expenses such as costs for meter installation and maintenance) at reasonable rates from time to time established by Landlord shall constitute a restricted item allocable to the Premises under Section 2.6.1. All building services contemplated by this
Section 4.1.1. shall be comparable to those provided in first-class office buildings in Cambridge.


     4.1.1.1 WATER CHARGES. Landlord shall furnish hot and cold water for ordinary office cleaning, toilet, lavatory and drinking purposes. If Tenant requires, uses or consumes water for any other purpose, Landlord may either assess on Tenant reasonable charges for additional water, or install a water meter to measure Tenant's consumption. (The cost of installation and maintenance of any such meter shall be borne by Tenant.) If Tenant's water consumption is measured by a separate meter, Tenant shall pay for all water so consumed together with the sewer charges based on said meter charges as and when bills are rendered. All piping and other equipment and facilities for use of water outside the Building core will be installed and maintained by Landlord at Tenant's cost and expense. Water usage in connection with coffee stations, two small employee kitchen areas and for employee showers in the Premises shall not be assessed as additional expense but shall be treated as a Landlord Operating Expense.

     4.1.1.2 ELEVATOR, HEAT, ELECTRICITY AND CLEANING. Landlord, at its expense, shall: (i) provide at lease the existing elevator facilities on Mondays through Fridays excepting legal holidays from 8:00 a.m. to 6:00 p.m. (such hours on such days being referred to as "business days") and have at least one elevator in operation available for Tenant's non-exclusive use at all other times; (ii) furnish heat to the Premises during the normal heating season on business days;
(iii) furnish electricity to the Premises sufficient for normal office uses but excluding special uses such as main-frame computers and other machinery with high electrical consumption (Landlord will furnish electricity for such special uses provided Tenant pays extra costs associated therewith); and (iv) cause the office areas of the Premises to be kept reasonably clean, the same to be maintained and kept in good order by Tenant. Cleaning standards for the Building are set forth in Exhibit C hereto attached.

     4.1.1.3 AIR-CONDITIONING. Landlord shall, through the Building air-conditioning system, furnish to and distribute in the Premises air-conditioning as normal seasonal changes may require on business days when air-conditioning may reasonably be required for the comfortable occupancy of the Premises by Tenant. If Tenant requires additional air-conditioning for business machines, meeting rooms or other purposes, or because of occupancy or unusual electrical loads, any additional air-conditioning units, chillers, condensers, compressors, ducts, piping and other equipment will be installed and maintained by Landlord at Tenant's sole cost and expense, but only to the extent that the same are compatible with the Building and its mechanical systems.


     4.1.1.4. ENERGY CONSERVATION. Tenant agrees to cooperate with Landlord and to abide by all Building regulations which Landlord may, from time to time, prescribe for the proper functioning and protection of the heating and air-conditioning systems and in order to maximize the effect thereof and to conserve heat and air-conditioning. Notwithstanding anything to the contrary in this Section 4.1.1 or otherwise in this Lease, Landlord may institute such policies, programs and measures as may be in Landlord's judgment necessary, required or expedient for the conservation or preservation of energy or energy services, (provided that the same are not inconsistent with policies, programs and measures generally applied in other first-class office buildings in Cambridge) or as may be necessary to comply with applicable codes, rules, regulations or standards; provided, however, that nothing in this Section
4.1.1.4 shall allow Landlord to (i) reduce or limit the quality or quantity of services to be provided by Landlord hereunder, or (ii) increase Landlord's Operating Expenses above the level that would have existed in the absence of such energy conservation measures.

     4.1.2 REPAIRS. Except as otherwise provided in this Lease, and except for repairs to items referred to below necessitated Tenant's act or neglect (which shall be Tenant's repair obligation under Section 5.2, unless caused by a casualty loss covered by Landlord's insurance), Landlord shall make such repairs, in a good and workmanlike manner and using first-class materials, to the roof, exterior walls, floor slabs, windows in the Premises, common areas and facilities as may be necessary to keep them in good condition consistent with a first-class office building.

     4.1.3 OFFICE IDENTIFICATION. Landlord shall provide and install at Tenant's expense, if requested, letters or numerals on entry doors to the Premises to identify Tenant's official name and Building address; all such letters and numerals shall be in the Building standard graphics and no others shall be used or permitted on the exterior of the Premises, except that Landlord shall provide and install at Tenant's expense, if requested, appropriate outside signage identifying Tenant at the entrance to the Building and Tenant may install signage in the elevator lobbies on any floor occupied by Tenant. The design, location and installation of such signage shall be subject to Landlord's reasonable approval, which such approval shall not be unreasonably withheld or delayed, or, in accordance with Exhibit E. Tenant will be listed in the lobby directory, consistent with listing for other tenants of the building.

     4.1.4 QUIET ENJOYMENT. Landlord covenants that Tenant, on paying the rent and performing the tenant obligations in this Lease, shall peacefully and quietly have, hold and enjoy the Premises, subject to all of the terms and provisions hereof.

     4.2. INTERRUPTION
          ------------

     Except as otherwise provided herein, Landlord shall not be liable to Tenant for any compensation or reduction of rent by reason of inconvenience or annoyance or for loss of business arising from the necessity of Landlord or its agents entering the Premises for any of the purposes authorized in this Lease or for repairing the Premises or from repairs by Landlord of any portion of the Building however the necessity may occur. Except as otherwise provided herein, in case Landlord is prevented or delayed in making any repairs, alterations or improvements, or furnishing any services or performing any other covenant or duty to be performed on Landlord's part, by reason of any cause reasonably beyond Landlord's control, Landlord shall not be liable to Tenant therefor, nor, except as otherwise provided in Section 6.1, shall Tenant be entitled to any abatement or reduction of rent by reason thereof, nor shall the beginning of the Term be delayed under Section 2.4(b) (once substantial completion has occurred), nor shall the same give rise to a claim in Tenant's favor that such failure constitutes actual or constructive, total or partial, eviction from the Premises. Landlord shall use reasonable efforts to avoid or minimize interference with Tenant's use and occupancy of the Premises. In no event shall Landlord be liable for indirect or consequential damages.

     Landlord reserves the right to stop any service or utility system, when necessary by reason of accident or emergency, or until necessary repairs have been completed; provided, however, that in each instance of stoppage, Landlord shall exercise reasonable diligence to eliminate the cause thereof. Except in case of emergency repairs Landlord will give Tenant reasonable advance notice of any contemplated stoppage and will use reasonable efforts to avoid unnecessary inconvenience to Tenant by reason thereof.

     Notwithstanding anything contained herein to the contrary, in the event of interruption of any utility service required to be provided by the Landlord, where the interruption is not the result of any act or omission or default of this Lease by Tenant or its agents, employees or contractors, and the restoration of such service is within the Landlord's reasonable control, Tenant shall be entitled to an equitable abatement of Annual Fixed Rent and all other charges payable hereunder, according to the nature and extent of the interference with Tenant's use and occupancy, commencing on the thirtieth
(30th) day following any such interruption.

                                  ARTICLE V
                                  ---------

                             TENANT'S COVENANTS
                             ------------------

     5.1 RENT, UTILITIES
         ---------------

     Tenant covenants and agrees to pay when due all Annual Basic Rent and additional rent and all charges for utilities and services rendered to the Premises and for all other matters for which Tenant is responsible hereunder.

     5.2 MAINTENANCE AND REPAIR
         ----------------------

     Except for damage by fire or casualty and reasonable wear, damage caused by the act or neglect of Landlord and other repairs for which Landlord is responsible under this Lease, Tenant shall at all times keep the Premises clean and in as good repair, order and condition as the same are at the beginning of the Term or may be put in thereafter.

     5.3 USE, WASTE AND NUISANCE
         -----------------------

     Throughout the Term, Tenant shall use the Premises for the Permitted Uses only. Tenant shall not injure, overload, deface or commit waste in the Premises or any part of the Building or anywhere on the Land, nor permit the occurrence of any nuisance therein or the emission therefrom of any objectionable noise or odor, nor use or permit any use of the Premises, Building or Land which is improper, offensive, contrary to law or ordinance or which is liable to invalidate or increase the premium for any insurance on the Building or its contents or which is liable to render necessary any alterations or additions in the Building, nor obstruct in any manner any portion of the Building or the Land. If Tenant's use of the Premises results in an increase in the premium for any insurance on the Building or its contents, Landlord shall notify Tenant of such increase and Tenant shall pay same as additional rent. Tenant may not without Landlord's consent install in the Premises any water fountains, water-connected coffee makers, water-connected refrigerators, sinks or cooking equipment provided that Landlord's consent will not be unreasonably withheld with respect to items designed for the convenience of Tenant's employees and further provided that Landlord determines that special venting or other matters are not required in connection therewith.

     5.4 RULES AND REGULATIONS
         ---------------------

     Tenant shall conform to all reasonable rules and regulations of general applicability now or hereafter promulgated by Landlord for the care and use of the Premises, the Building and the Land. Existing rules and regulations are hereto attached as Exhibit C.

     5.5 SAFETY APPLIANCES
         -----------------

     Tenant shall keep the Premises equipped with all safety appliances and permits which, as a result of Tenant's particular activities, are required by law or ordinance or any order or regulation of any public authority, shall keep the Premises equipped at all times with adequate fire extinguishers and other such equipment reasonably required by Landlord; and, upon notice by Landlord, shall make all repairs, alterations, replacements or additions so required as a result of Tenant's particular activities or the special requirements of Tenant, its agents, employees or invitees other than general office use. The Landlord shall be responsible for any such items to the extent they relate to the use of the Premises for general office purposes.

     5.6. INDEMNIFICATION AND INSURANCE
          -----------------------------

     Subject to the provisions of Section 8.12 below, Tenant shall save Landlord, its partners, officers, directors, agents employees, mortgagees and ground lessors (collectively the "Indemnitees") harmless and indemnified (and shall defend the Indemnitees with counsel reasonably approved by the Indemnitee against any claim or loss arising out of any injury, loss or damage to any person or property while on or in the Premises is not due to negligence or willful misconduct of the Indemnities and to any person or property anywhere in the Building or on the Land occasioned by any act, omission, neglect or default of Tenants or of employees, agents, independent contractors or invitees of Tenant (collectively, the "Indemnified Obligations"). In addition to the foregoing, Landlord may make all repairs and replacements to the Building resulting from acts or omissions Tenant's employees, agents, independent contractors or invitee (including damage and breakage occurring when Tenant's property is being moved into or out of the Building) and Landlord may recover all costs and expenses thereof from Tenant as additional rent. Tenant shall maintain in a responsible company or companies approved by Landlord, liability insurance in form satisfactory to Landlord (Landlord's approval as to Tenant's insurer and the form of policy not to be withheld unreasonably or delayed), insuring the Landlord, its ground lessor and (if requested) its mortgagee (collectively, "Landlord Insureds"), Tenant as their respective interests may appear, against all claims, demands or actions for injury, death, and property damage in connection with the Indemnified Obligations in amounts not less than those specified in Section 1.1 (as such amounts may, from time to time, be reasonably increased by Landlord on a basis consistent with other first class office buildings in Cambridge. Such insurance shall provide that it will not be subject to cancellation, termination, or change except after at least 30 days' prior written notice to Landlord Insureds (ten (10) days prior written notice in case of cancellation due to nonpayment insurance premium). The policy or policies, or a duly executed certificate or certificates for the same, together with satisfactory evidence of the payment of the premium thereon, shall be deposited with the Landlord Insureds at the beginning of the Term and, upon renewals of such policies, not less than 30 days prior to the expiration of the term of such coverage. If Tenant fails to comply with any of the foregoing requirements, Landlord may, after written, telephone or facsimile notice to Tenant, obtain such insurance on behalf of Tenant and may keep the same in effect, and Tenant shall pay Landlord, as additional rent, the premium cost thereof upon demand.

     5.7 TENANT'S PROPERTY
         -----------------

     All furnishings, fixtures, equipment, effects and property of every kind, nature and description of Tenant and of all persons claiming through Tenant which from time to time may be on the Premises or elsewhere in the Building or in transit thereto or therefrom shall be at the sole risk and hazard of Tenant, and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft or from any other cause, no part of said loss or damage is to be charged to or be borne by the Indemnities, except that the Indemnities shall in no event be indemnified or held harmless or exonerated from any liability to Tenant or to any other person, for any injury, loss, damage or liability to the extent such indemnity, hold harmless or exoneration is prohibited by law or to the extent the loss or liability is due to the negligence or willful act of the Indemnities, their agents or employees.

     5.8 ENTRY FOR REPAIRS AND INSPECTIONS
         ---------------------------------

     Tenant shall permit Landlord and its agents to enter and examine the Premises at reasonable times and, if Landlord shall so elect, to make any repairs or replacements Landlord may deem necessary, to remove at Tenant's expense, any alterations, additions, signs, curtains, blinds, shades, awnings, aerial flagpoles, or the like not consented to in writing, (Landlord agreeing to use reasonable efforts to avoid or minimize interference with Tenant's use and occupancy of the Premises) and to show the Premises to prospective tenants during the nine (9) months preceding expiration of the Term and to prospective purchasers and mortgagees at all reasonable times. Except in the case of emergencies and for purposes of cleaning, entry by Landlord shall be made only after such notice as is reasonable under the circumstances.

     5.9 EXPENSES AND ATTORNEYS' FEES
         ----------------------------

     Tenant shall pay as additional rent Landlord's expenses, including reasonable attorneys' fees, incurred in successfully enforcing any obligations of Tenant under this Lease with which Tenant has failed to comply. Landlord shall reimburse Tenant for Tenant's expenses, including reasonable attorneys fees, incurred in successfully enforcing any obligations of Landlord under this Lease with which Landlord has failed to comply.

     5.10 ASSIGNMENT, SUBLETTING
          ----------------------

     Tenant shall not assign this Lease, or sublet or license the Premises or any portion thereof or permit the occupancy of all or any portion of the Premises by anybody other than Tenant (all or any of the foregoing actions are referred to as "assignments," and all of the occupants of the Premises resulting from any such assignment are referred to as "assignees") without obtaining, on each occasion, the prior consent of the Landlord, which shall not be unreasonably withheld or delayed. If Landlord has space in the Building which Landlord is then marketing for occupancy to a party other than Tenant, Tenant shall not offer to make or enter into negotiations with respect to any assignment to any of the following (each, a "Restricted Party"):(i) a tenant in the Building or (ii) any party with whom Landlord or any affiliate of Landlord is then negotiating with respect to other space in the Building. Upon written notice from Tenant identifying a Restricted Party with whom Tenant wishes to negotiate an assignment and the nature of the proposed assignment ("Tenant's Restricted Party Notice"), Landlord will promptly notify Tenant as to whether Landlord is negotiating or intends to negotiate with such party. If (i)
Landlord fails to so notify Tenant within ten (10) business days of Landlord's receipt of Tenant's Restricted Party Notice, or (ii) Landlord notifies Tenant that it is not negotiating or does not intend to negotiate with such Restricted Party, Tenant shall be free to negotiate with such Restricted Party, but only with respect to the then proposed assignment by Tenant.

     Landlord shall respond to Tenant's request for consent to an assignment within ten (10) business days following Landlord's receipt thereof. Landlord's response shall state whether Landlord requires additional information as hereinafter provided and, if so, Landlord shall respond to Tenant's request within five (5) business days after receipt of such additional information. Landlord's withholding of consent shall be deemed reasonable if (i) the proposed assignee has a business reputation or business activities which are inconsistent with a first class office building or, (ii) except in the case of an assignment whereby the named Tenant, Forrester Research, Inc., or a Permitted Assignee will remain in occupancy of at least 50% of the Premises, the proposed assignee has an uncreditworthy financial condition or its history do not provide Landlord with reasonable assurance of the full and prompt payment and performance of the Tenant's obligations hereunder, notwithstanding that the original Tenant is required to remain primarily liable therefor hereunder.

     An assignment shall include, without limitation, any transfer of Tenant's interest in this Lease by operation of law, merger or consolidation of Tenant into any other entity, the corporate reorganization of Tenant as a business entity (except a reorganization due to bankruptcy or insolvency), the sale of substantially all Tenant's assets, or the transfer or sale of a controlling interest in Tenant, whether by sale of its capital stock or otherwise (a "Corporate Event").

     Landlord's consent shall not be required with respect to an assignment to any entity controlling, controlled by or under common control with Tenant (and provided Tenant and such affiliated entity remain affiliated) or pursuant to a Corporate Event, PROVIDED THAT Tenant or the surviving or succeeding entity holding Tenant's interest in this lease shall (a) engage in activities consistent with a first class office building, and (b) either (i) at the time of such assignment have a net worth equal to or greater than the net worth of the Tenant named herein, Forrester Research, Inc., as of the date of this Lease, or
(ii) have a "cash flow" equal to or greater than one hundred fifty percent (150%) of the Annual Basic Rent and other recurring charges due hereunder (a "Permitted Assignment" and any assignee or sublessee pursuant thereto, being a "Permitted Assignee"). For the purposes hereof, "cash flow" shall be determined pursuant to the following formula: Net Income Before Taxes + Amortization + Depreciation + Rent. Tenant shall give Landlord not less than ten (l0) business days prior written notice of any proposed Permitted Assignment

     Tenant's request for consent to an assignment and Tenant's notice to Landlord of a proposed Permitted Assignment shall include a copy of the proposed instrument of assignment, if available, and a statement of the proposed assignment in detail reasonably satisfactory to Landlord, together with reasonably detailed financial, business and other information about the proposed assignee and, in the case of a Permitted Assignment, the relationship of the proposed assignee to Tenant.

     Except in the case of a Permitted Assignment, if Tenant proposes to (x) assign this Lease or (y) sublet any portion of the Premises for the balance of the Term of this Lease (not including unexercised extension periods under this Lease), Landlord shall have the option (but not the obligation) to terminate the Lease (but only with respect to the portion of the Premises which Tenant proposes to sublet in the case of a proposed subletting) effective upon the date of the proposed assignment and continuing for the proposed term thereof by giving Tenant notice of such termination within ten (10) business days after Landlord's receipt of Tenant's request; provided however that if Landlord gives such termination notice, Tenant shall have the right, by written notice to Landlord within five (5) business days thereafter, to rescind such termination by notifying Landlord that Tenant will not consummate such proposed assignment or subletting, whereupon such termination shall be null and void and of no further force or effect. If Landlord exercises its right to terminate this Lease with respect to a portion of the Premises (and Tenant does not rescind such termination as hereinabove provided), Landlord will have the right to demise such space and provide access thereto for the purpose of leasing such space.

     If Tenant does make an assignment or sublease other than pursuant to a Premitted Assignment, Tenant shall pay to Landlord, as additional rent, fifty percent (50%) of the amount by which the aggregate rent and other charges payable to Tenant under and in connection with such assignment or subletting (including without limitation any amounts paid for leasehold improvements) exceed the rent and other charges paid hereunder, provided Tenant shall first be permitted to recover the reasonable costs incurred in connection such assignment or subletting.

     Tenant shall pay to Landlord, as additional rent, Landlord's reasonable legal fees and other expenses incurred in connection with any proposed assignment, including fees for review of documents and investigations of proposed assignees.

Notwithstanding any such assignment, the original Tenant named herein shall remain directly and primarily obligated under this Lease.

     If an assignment occurs hereunder, the assignee shall be deemed to have agreed directly with Landlord to be liable, jointly and severally with Tenant, to the extent of the obligations undertaken by or attributable to such assignee, for the performance of all Tenant's agreements under this Lease (including payment of rent). Every sublease and other assignment document shall contain the following language, modified only as necessary to identify properly the instruments and parties:

     "If Prime Landlord is entitled to terminate the Prime Lease pursuant to
     Section 7.1 thereof due to a default on the part of Prime Tenant, Prime Landlord may at its election, collect rent and other charges directly from the subtenant (or assignee) and such subtenant (or assignee) shall be directly liable to Prime Landlord for performance of all obligations under the sublease (or assignment) as the same incorporates the terms of the Prime Lease."

The net amount of any rent collected from an assignee shall be applied to the rent and other charges hereunder, but no such assignment or collection shall be deemed a waiver of the provisions of Section 5.10, or the acceptance of the assignee, as a tenant, or a release of Tenant from direct and primary liability for the further performance of Tenant's covenants hereunder. The consent by Landlord to a particular assignment shall not relieve Tenant from the requirement of obtaining the consent of Landlord to any further assignment.

     5.11 ALTERATIONS, ADDITIONAL HEAVY EQUIPMENT, ETC.
          ---------------------------------------------

     Tenant shall not make any alterations or additions in or to the Premises, nor erect or paint any sign or other identification on any window or Premises entry door without obtaining Landlord's prior consent which consent shall not be unreasonably withheld or delayed. Tenant will not bring into or install in the Premises any safes, or bulky or heavy furnishings, equipment, or machines without the prior approval of Landlord as to methods of transportation and installation (Landlord may prohibit installation if the weight of any such item will exceed 100 pounds per square foot on the ground floor or 50 pounds per square foot on upper floors, or if Landlord decides that the same will cause vibration or noise to be transmitted to the Building structure or to areas outside the Premises), nor shall Tenant move any furniture, furnishings, equipment or machines into or out of the Building except by prior arrangement with and approval of Landlord, which approval shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, Tenant shall have the right to make interior non-structural alterations, subject to Landlord's prior written approval, which approval shall not be unreasonably withheld or delayed.

     5.12 SURRENDER AND LIEN FOR RENT
          ---------------------------

     At the expiration of the Term or earlier termination of this Lease, Tenant shall peaceably give up and surrender the Premises without the requirement of any notice, including all work performed by Tenant (such work to be in conformity with the provisions hereof) and all replacements thereof, including carpeting, any water or electricity meters, and all fixtures and work (including partitions) in anyway bolted or otherwise attached to the Premises (which shall become the property of Landlord) except such non-building standard equipment, fixtures, work and the like (other than any of the same installed by Landlord) as Landlord shall direct Tenant to remove, the Premises and improvements to be in good order, repair and condition, damage by fire, casualty and reasonable wear excepted. Tenant shall, at the time of termination, remove the goods, effects and fixtures which Tenant is directed or permitted to remove in accordance with the provisions of this Section making any repairs to the Premises and other areas necessitated by such removal and leaving the Premises clean and tenantable. Should Tenant fail to remove any of such goods, effects, and fixtures, Landlord may have them removed forcibly, if necessary, and store any of

Tenant's property in a public warehouse at the risk of Tenant; the expense of such removal, storage and reasonable repairs necessitated by such removal shall be borne by Tenant or reimbursed by Tenant to Landlord.

     Notwithstanding anything contained herein to the contrary, Tenant shall not be required to remove any items which were installed by Landlord or Tenant with the approval of Landlord and which are (i) comparable in nature to any existing improvements in the Premises or Building, including items installed as part of the Landlord's Work, and (ii) reasonably related to the use of the Premises for general office purposes.


     5.13 PAYMENT FOR TENANT WORK
          -----------------------

     Tenant shall pay from time to time the entire cost of any work undertaken by Tenant in the Premises, including equipment, furnishings and fixtures, so that the Premises shall always be free of liens for labor or materials. Tenant shall obtain all permits or licenses for such work. Tenant shall also indemnify and save the Indemnities harmless from all injury, loss, claims, liens or damage to any person or property occasioned by or arising from such work. If any mechanic's lien (which term shall include all similar liens relating to the furnishing of labor and materials) is filed against the Premises or the Building or any part thereof which is claimed to be attributable to Tenant, its agents, employees or contractors, Tenant shall promptly discharge the same by payment thereof or filing any necessary bond. Tenant may dispute in good faith payments due with respect to any work contemplated by this Section, as long as Tenant provides Landlord with adequate security therefore by bonding off the lien or otherwise.

     5.14 PERSONAL PROPERTY TAXES
          -----------------------

     Tenant shall pay promptly when due all taxes (and charges in lieu thereof) imposed upon personal property in the Premises, no matter to whom assessed (including without limitation fixtures, equipment and any improvements which are in excess of Building Standard).

                                 ARTICLE VI
                                 ----------

                             CASUALTY AND TAKING
                             -------------------

     6.1 DAMAGE BY FIRE OR CASUALTY
         --------------------------

     Landlord shall at all times maintain insurance covering the Building and the leasehold improvements within the Premises to the extent they are customarily insured as part of the Building on an all-risk basis with an extended coverage endorsement, in an amount not less than full replacement cost of the Building. if the Premises or any part thereof shall be damaged by fire or other insured casualty, then, subject to the following paragraphs of this Section 6.1, Landlord shall proceed with diligence, subject to the then applicable statutes, building codes, zoning ordinances and regulations of any governmental authority, and at the expense of Landlord (but only to the extent of insurance proceeds made available to Landlord by any mortgagee of the Building) to repair or cause to be repaired such damage, provided, however, in respect of such alterations, decorations, additions and improvements, originally made or installed by Tenant at Tenant's expense, as shall have been damaged by such fire or other casualty and which (in the judgment of Landlord) can more effectively be repaired as an integral part of the work on the Premises, than the repairs to such Tenant's alterations, decorations, additions and improvements shall be performed by Landlord but at Tenant's expense, unless such items were install by Landlord or its contractors. All repairs to and replacements of property which Tenant is entitled to remove shall be made by and at the expense of Tenant, unless such items were installed by Landlord or its contractors. If the Premises or any part thereof shall have been rendered unfit for use and occupation hereunder (or access thereto unavailable, without reasonable substitute access having been made available) by reason of such damage the Fixed Rent and all other charges payable by Tenant hereunder, or a just and proportionate part thereof, according to the nature and extent to which the Premises shall have been so rendered unfit or access made unavailable, shall be suspended or abated until the Premises (except as to the property which is to be repaired by or at the expense of Tenant) shall have been restored as nearly as practicable to the condition in which they were immediately prior to such fire or other casualty. Landlord shall not be liable for delays in the making of any such repairs which are due to government regulation, casualties and strikes, unavailability of labor and materials, and other causes beyond the reasonable control of Landlord, nor shall Landlord be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting from delays in repairing such damage.

     If (i) the Premises are so damaged by fire or other casualty (whether or not insured) at any time during the last eighteen (18) months of the Term that the time to repair such damage is reasonably estimated to exceed the lesser of
(a) six (6) months or (b) the remaining balance of the Term (ii) if at any time the Building (whether or not including any portion of the Premises) is so damaged by fire or other casualty (whether or not insured) that reconstruction or demolition of 50% or more of the floor area of the Building shall in Landlord's judgment be required, or (iii) if at any time damage to the Building in excess of $100,000 occurs by fire or other insured casualty and any mortgagee or ground lessor shall refuse to permit insurance proceeds to be utilized for the repair or replacement of such property and Landlord determines not to repair such damage, then and in any of such events, this Lease and the term hereof may be terminated at the election of Landlord by a notice from Landlord to Tenant within sixty (60) days, or such longer period as is required to complete arrangements with any mortgagee or ground lessor regarding such situation, following such fire or other casualty, the effective termination date which shall be not less than thirty (30) days after the day on which such termination notice is received by Tenant (provided that in the case of a termination by Landlord pursuant to subsection (i) above, Tenant may void such termination by exercising any then exercisable extension option within twenty (20) days following receipt of Landlord's termination notice). In the event of any termination, this Lease and the Term hereof shall expire as of such effective termination date as though that were the date originally stipulated in Section 1.1. for the end of the Term and the Fixed Rent shall be apportioned as of such date.

     Notwithstanding the foregoing, Tenant shall have the right to terminate this Lease following a fire or other insured casualty: (i) if the Premises or the common areas or operating systems of the Building that Tenant has the right to use cannot reasonably be expected to be substantially complete for Tenant's use (or access thereto made available, as the case may be) within nine (9) months; or (ii) if the Premises or the common areas or operating systems of the Building that Tenant has the right to use are not substantially completed to its condition before such fire or other casualty within nine (9) months after such fire or other casualty. Tenant may exercise such termination right, if at all, by giving written notice to Landlord within thirty (30) days following the accrual of such right, which notice shall specify a termination date not more than sixty (60) days nor less than thirty (30) days after the day on which such termination notice is received, and the termination shall be effective as of such date (provided the Premises are not substantially restored or access made available prior thereto). Failure of Tenant to exercise said election within said period shall constitute Tenant's agreement to accept delivery of the Premises under this Lease, provided Landlord thereafter pursues reconstruction or restoration diligently to completion, subject to delays beyond Landlord's reasonable control.

     6.2 CONDEMNATION - EMINENT DOMAIN
         -----------------------------
     In case during the Term all or any substantial part of the Premises or the Building are taken by eminent domain or Landlord receives compensable damage by reason of anything lawfully done in pursuance of public or other authority, this Lease shall automatically terminate. The effective date of termination shall not be less than 15 nor more than 30 days after the effective date of the taking or other such exercise of authority. If by mutual agreement of the parties hereto the Lease is not terminated pursuant to the foregoing provisions, this Lease shall remain in full force and effect following any such taking, subject, however, to the following provisions. If in any such case the Premises are rendered unfit for use and occupation and this Lease is not terminated, Landlord shall use due diligence to put the Premises, or what may remain thereof (excluding any items installed or paid for by Tenant which Tenant may be required to remove pursuant to Section 5.12), into proper condition for use and occupation and a just proportion of the Fixed Rent and additional rent according to the nature and extent of the injury shall be abated until the Premises or such remainder shall have been put by Landlord in such condition; and in case of a taking which permanently reduces the area of the Premises, a just proportion of the Fixed Rent and additional rent shall be abated for the remainder of the Term.


     6.3 EMINENT DOMAIN AWARD
         --------------------

     Except for Tenant's relocation expenses (specifically so designated), Landlord reserves to itself any and all rights to receive awards made for damages to the Premises, Building and Land and the leasehold hereby created, or any one or more of them, accruing by reason of exercise of eminent domain or by reason of anything lawfully done in pursuance of public or other authority. Tenant hereby releases and assigns to Landlord all Tenant's rights to such awards, and covenants to deliver such further assignments and assurances thereof as Landlord may from time to time request, hereby irrevocably designating and appointing Landlord as its attorney-in-fact to execute and deliver in Tenant's name and behalf all such further assignments thereof. Notwithstanding the foregoing, Tenant shall be entitled no any taking award specifically allocable to trade fixtures installed by or at the expense of Tenant, provided that such award does not reduce the award to which Landlord is otherwise entitled hereunder.

     6.4 TEMPORARY TAKING
         ----------------

     In the event of any taking of the Premises or any part thereof for temporary use, Annual Fixed Rent and additional rent according to the nature and extent of the injury to the Premises shall be abated during the period of such temporary taking. Notwithstanding the foregoing, in the event that any such temporary taking is for a period of nine (9) months or more, then Tenant shall have the right, by written notice to Landlord given within 21 days following notice of such taking, to terminate this Lease.

                                 ARTICLE VII
                                 ----------

                                   DEFAULT
                                   -------

     7.1 TERMINATION FOR DEFAULT OR INSOLVENCY
         -------------------------------------

     This Lease is upon the condition that (1) if Tenant shall fail to perform or observe any of Tenant's covenants, and if such failure shall continue, in the case of rent or payments of any sum due Landlord hereunder, for more than ten
(10) days, after delivery of notice thereof to Tenant (as the word "delivery") or "delivered" is defined in Section 8.4 below) or in any other case, after notice, for more than thirty (30) days (provided that if correction of any such matter reasonably requires longer than 30 days and Tenant so notifies Landlord within 20 days together with an estimate of time required for such cure, Tenant shall be allowed such longer period, but only if such delay does not increase the risk of damage to person or property), or (2) if three or more notices under clause (1) hereof are given in any twelve month period (excluding notices given in error, i.e. no default existed), or (3) if the leasehold hereby created shall be taken on execution, or by other process of law, or if any assignment shall be made of Tenant's property for the benefit of creditors, or
(4) if a receiver, guardian, conservator, trustee in bankruptcy or similar officer shall be appointed by a court of competent jurisdiction to take charge of all or any part of Tenant's property and such appointment is not discharged within 90 days thereafter or if a petition including, without limitation, a petition for reorganization or arrangement is filed by Tenant under any bankruptcy law or is filed against Tenant and, in the case of a filing against Tenant only, the same shall not be dismissed within 90 days from the date upon which it is filed, then, and in any of said cases, Landlord may, immediately or at any time thereafter, elect to terminate this Lease by notice of termination to Tenant at the Premises and to recover possession of the Premises under and by virtue of the provisions of the laws of the Commonwealth of Massachusetts. Upon termination of this Lease, Landlord shall be entitled to recover possession of the Premises from Tenant and those claiming through or under the Tenant. Such termination of this Lease and repossession of the Premises shall be without prejudice to any remedies which Landlord might otherwise have for arrears of rent or for a prior breach of the provisions of this Lease.

     7.2 REIMBURSEMENT OF LANDLORD'S EXPENSES
         ------------------------------------

     In the case of termination of this Lease pursuant to Section 7.1, Tenant shall reimburse Landlord for all reasonable costs incurred in collecting amounts due from Tenant under this Lease including attorneys' fees, costs of litigation and the like); all reasonable expenses incurred by Landlord in attempting to relet the Premises or parts thereof (including advertisements, brokerage commissions, Tenant's allowances, costs of preparing space, and the like);
and to the extent they are direct and proximate reasonable expenses to which a Landlord may be entitled under applicable Massachusetts law for breach of this Lease, all Landlord's other reasonable expenditures necessitated by the termination. The reimbursement from Tenant shall be due and payable immediately from time to time upon notice from Landlord that an expense has been incurred, without regard to whether the expense was incurred before or after the termination.

     7.3 DAMAGES
         -------

     Landlord may elect by written notice to Tenant within 4 months following such termination to be indemnified for loss of rent by a lump sum payment representing the amount of rent which would have been paid in accordance with this Lease for the remainder of the Term minus the aggregate fair market rent payable for the Premises for the remainder of the Term (if less than the rent payable hereunder), estimated as of the date of the termination, and taking into account reasonable projections of vacancy and time required to lease, discounted to present value at then base rate of interest charged by the First National Bank of Boston (or its successor) at an interest rate consistent with then present value discounting under first-class office leases. (For the purposes of calculating the rent which would have been paid hereunder for the lump sum payment calculation described herein, the last full year's additional rent under
Section 2.6 is to be deemed constant for each year thereafter.) Should the parties be unable to agree on a fair market rent, the matter shall be submitted, upon the demand of either party, to the Boston, Massachusetts office of the American Arbitration Association, with a request for arbitration in accordance with the rules of the Association by a single arbitrator who shall be an MAI appraiser with at least ten years experience as an appraiser of suburban commercial real estate in the Greater Boston Area. The parties agree that a decision of the arbitrator shall be conclusive and binding upon them. Should Landlord fail to make the election provided for in this Section 7.3, Tenant shall indemnify Landlord for the loss of rent by a payment at the end of each month which would have been included in the Term, representing the difference between the rent which would have been paid in accordance with this Lease (Annual Fixed Rent under Section 2.5, and additional rent which would have been payable under Section 2.6 to be ascertained monthly) and the rent actually derived from the Premises by Landlord for such month (the amount of rent deemed derived shall be the actual amount less any portion thereof attributable to Landlord's reletting expenses described in Section 7.2 which have not been reimbursed by Tenant thereunder). In no event shall Tenant be liable for indirect or consequential damages.

     7.4 MITIGATION
         ----------

     Any obligation imposed by law upon Landlord to relet the Premises shall be subject to the reasonable requirements of Landlord to develop the Building in a harmonious manner with an appropriate mix of terms and floor areas, etc.

     7.5 CLAIMS IN BANKRUPTCY
         --------------------

     Nothing herein shall limit or prejudice the right of Landlord to prove and obtain in a proceeding for bankruptcy insolvency, arrangement or reorganization, by reason of the termination, an amount equal to the maximum allowed by a statue of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount is greater to, equal to, or less than the amount of the loss or damage which Landlord has suffered.

     7.6 LATE CHARGE
         -----------

     If any payment of Fixed Rent, additional rent, or other payment due from Tenant to Landlord is not paid when due, then Landlord may, at its option, without notice and in addition to all other remedies hereunder, impose a late charge on Tenant equal to the corporate rate of the First National Bank of Boston (or its successor) from time to time in effect plus four percent (4%) for each month and part thereof during which said delinquency continues. Such late charge shall constitute additional rent hereunder payable upon demand.

                                ARTICLE VIII
                                ------------
                                MISCELLANEOUS
                                -------------

     8.1 MEASUREMENT OF FLOOR AREA
         -------------------------

     The Rentable Floor Areas of the Premises and Building shall be conclusive as stated in Section 1.1. In calculating any other floor areas, Landlord shall employ a method consistent with the original method of calculation.

     8.2 HOLDOVER
         --------

     If Tenant continues in occupancy of the Premises after the expiration or earlier termination of the Term, such occupancy shall be deemed a tenancy of sufferance, terminable at Landlord's election without notice to Tenant or anyone claiming under Tenant, whether or not Landlord receives any payments for use and occupancy of the Premises during such tenancy. Tenant's liability for use and occupancy during any such holdover shall be the fair rental value of the Premises, but not less than 1.5 times the monthly installment of Annual Fixed Rent and additional rent due hereunder for the last month of the Term (the "Holdover Rent"), and otherwise subject to all the covenants and conditions (including obligations to pay additional rent under Section 2.6 of this Lease.)

     8.3 ESTOPPEL CERTIFICATES
         ---------------------

     At the request of either party, from time to time, Landlord and Tenant agree to execute and deliver to the other a certificate which acknowledges tenancy and possession of the Premises and recites such other facts concerning any provision of the Lease or payments made under the Lease which a mortgagee or lender or a purchaser or prospective purchaser of the Building or any interest therein or any other party may reasonably request.

     8.4 NOTICE
         ------

     Any notice approval and other like communication hereunder from Landlord to Tenant or from Tenant to Landlord shall be given in writing and shall be deemed duly given and delivered as set forth in the last sentence of this Section. Communications to Tenant shall be addressed to Tenant, Attention: President at the Original Address of Tenant set forth in Section 1.1 prior to the Term Commencement Date and thereafter at the Premises and to Tenant's attorney, Joseph M. Eagan, Esq., Ropes & Gray, One International Place, Boston, MA 02110. Communications to Landlord shall be addressed to the Address of Landlord's Managing Agent set forth in Section 1.1, except communications regarding Finish Work which shall be addressed to Landlord's Finish Work Representative at the address set forth in Section 1.1. Either party may from time to time designate other addresses within the continental United States by notice to the other. Notices shall be deemed delivered and given on the earliest of (i) the date of receipt, or (ii) the date of delivery if hand delivered, or (iii) two (2) days after mailing if sent by Federal Express or some other overnight courier, or (iv) three (3) days after mailing if sent by prepaid certified mail, return receipt requested.

     8.5 RIGHT TO CURE
         -------------

     Without thereby affecting any other right or remedy of Landlord hereunder Landlord may, at its option, cure for Tenant's account any default by Tenant hereunder which remains uncured after the expiration of any applicable notice and cure period. If Tenant shall fail to reimburse Landlord for the reasonable costs and expenses incurred by Landlord in effectuating such cure within thirty
(30) days after receipt by Tenant of an invoice from Landlord, Landlord may add such amounts to the next monthly installment of Annual Basic Rent due from Tenant; provided, however, that Landlord may not thus add any amounts being disputed by Tenant in good faith.

     Without thereby affecting any other right or remedy of Tenant hereunder, Tenant may, at its option, cure for Landlord's account any default by Landlord hereunder which remains uncured after thirty (30) days written notice of default from Tenant to Landlord (or such longer period as may be reasonably required to effect the cure thereof, as long as such cure is commenced within said thirty
(30) days period and thereafter diligently pursued to completion). If Landlord shall fail to reimburse Tenant for the reasonable costs and expenses incurred by Tenant in effectuating such cure within thirty (30) days after receipt by Landlord of an invoice from Tenant, Tenant may sue Landlord to recover such costs. In no event shall Tenant deduct such amounts from the Annual Basic
Rent or other charges due from Tenant hereunder.

     8.6 SUCCESSORS AND ASSIGNS
         ----------------------

     This Lease and the covenants and conditions herein contained shall inure to the benefit of and be binding upon Landlord, its successors and assigns, and shall be binding upon Tenant, its successors and assigns, and shall inure to the benefit of Tenant and only such assignees of Tenant as are permitted hereunder. The term "Landlord" means the original Landlord named herein, its successors and assigns. The term "Tenant" means the original Tenant named herein and its permitted successors and assigns.

     8.7 BROKERAGE
         ---------

     Each party warrants that it has had no dealings with any broker or agent in connection with this Lease except for any broker designated in Section 1.1, and covenants to pay, hold harmless and indemnify the other party from and against any and all costs, expense or liability for any compensation, commissions and charges claimed by any broker or agent other than any such broker with respect to this Lease or the negotiation thereof arising from a breach of the foregoing warranty. Landlord shall be responsible for payment of any brokerage commission to the Broker designated in Section 1.1.

     8.8 WAIVER
         ------

     The failure of Landlord or of Tenant to seek redress for violation of, or to insist upon strict performance of, any covenant or condition of this Lease, or, with respect to such failure of Landlord, any of the rules and Regulations referred to in Section 5.4, whether heretofore or hereafter adopted by Landlord, shall not be deemed a waiver of such violation nor prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation, nor shall the failure of Landlord to enforce any of said Rules and Regulations against any other tenant of the Building be deemed a waiver of any such Rules or Regulations. The receipt by Landlord of Fixed Rent or additional rent with knowledge of the breach of any covenant of this Lease shall not be deemed waiver of such breach. No provision of this Lease shall be deemed to have been waived by Landlord, or by Tenant, unless such waiver be in writing signed by the party to be charged. No consent or waiver, express or implied, by Landlord or Tenant to or of any breach of any agreement or duty shall be construed as a waiver or consent to or of any other breach of the same or any other agreement or duty.


     8.9 ACCORD AND SATISFACTION
         -----------------------

     No acceptance by Landlord of a lesser sum than the Fixed Rent and additional rent then due shall be deemed to be other than an account of the earliest installment of such rent due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installments or pursue any other remedy provided in this Lease. The delivery of keys to any employee of Landlord or to Landlord's agent or any employee thereof shall not operate as a termination of this Lease or a surrender of the Premises.

     8.10 REMEDIES CUMULATIVE
          -------------------

     The specific remedies to which Landlord may resort under the Terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which it may be lawfully entitled in case of any breach or threatened breach by Tenant of any provisions of this Lease. In addition to the other remedies provided in this Lease, Landlord shall be entitled to seek the restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions of this Lease or to a decree compelling specific performance of any such covenants, conditions or provisions.

     8.11 PARTIAL INVALIDITY
          ------------------

     If any term of this Lease, or the application thereof to any person or circumstance, shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Lease shall be valid and enforceable to the fullest extent permitted by law.

     8.12 WAIVERS OF SUBROGATION
          ----------------------

     Landlord and Tenant each hereby release the other from any liability for any loss or damage to the Premises, the Building, the Land and any property therein whether or not caused by the negligence or other fault of Landlord, Tenant or their respective agents, employees, subtenants, licensees, invitees or assignee, and any casualty insurance maintained by Landlord and Tenant with respect to such losses shall include a clause or endorsement denying to the insurer rights of subrogation against the other party to the extent waived herein; provided, however, that this release (i) shall apply notwithstanding the indemnities set forth in
Section 5.6 and (ii) shall be in effect only to the extent and so long as the applicable insurance policies provide that this release and the inclusion of a waiver of subrogation clause in such policies shall not affect the right of the insureds to recover thereunder.

     8.13 ENTIRE AGREEMENT
          ----------------

     Reference is made to a certain side letter agreement between Landlord and Tenant of even date herewith (the "Side Letter"). This Lease, together with the Side Letter, contains all of the agreements between Landlord and Tenant with respect to the Premises and supersedes all prior dealings between them with respect thereto.

     8.14 NO AGREEMENT UNTIL SIGNED
          -------------------------

     The submission of this Lease or a summary of some or all of its provisions for examination does not constitute a reservation of or option for the Premises or an offer to lease and no legal obligations shall arise with respect to the Premises or other matters herein until this Lease is executed and delivered by Landlord and Tenant.

     8.17 NOTICE OF LEASE
          ---------------

     Landlord and Tenant agree not to record this Lease. Both parties will, at the request of either, execute, acknowledge and deliver a Notice of Lease in recordable form. Such notice shall contain only the information required by law for recording.

     8.18 TENANT AS BUSINESS ENTITY
          -------------------------

     If either Landlord or Tenant is a business entity, then the person or persons executing this Lease on behalf of either such party warrant and represent that (a) either Landlord or Tenant is duly organized and validly existing under the laws of the jurisdiction in which such entity was organized; and (b) either Landlord or Tenant has duly executed and delivered this Lease.

     8.19 MISCELLANEOUS PROVISIONS
          ------------------------

     This Lease may be executed in counterparts and shall constitute the agreement of Landlord and Tenant whether or not their signatures appear in a single copy hereof. This Lease shall be construed as a sealed instrument in accordance with the laws of the Commonwealth of Massachusetts. The titles are for convenience only and shall not be considered a part of the Lease. The enumeration of specific examples of or inclusions in a general provision shall not be construed as a limitation of the general provision. Nothing herein shall be construed as creating the relationship between Landlord and Tenant of principal and agent, or of partners or joint venturers or any relationship, other than landlord and tenant. This lease and all consents, notices, approvals and all other documents relating hereto may be reproduced by any party by photographic, microfilm, microfiche or other reproduction process and the originals thereof may be destroyed; and each party agrees that any reproductions shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not reproduction was made in the regular course of business) and that any further reproduction of such reproduction shall likewise be admissible in evidence.

     Reference in this Lease to the act or neglect of a party shall include the act or neglect of those for whom Landlord or Tenant, as the case may be, is legally responsible.

                                 ARTICLE IX
                                 ----------

              LANDLORD'S LIABILITY AND ASSIGNMENT FOR FINANCING
              -------------------------------------------------

     9.1 LANDLORD'S AND TENANT'S LIABILITY
         ---------------------------------

     Tenant agrees from time to time to look only to Landlord's interest in the Building for satisfaction of any claim against Landlord hereunder and not to any other property or assets of Landlord. If Landlord from time to time transfers its interest in the Building (or part thereof which includes the Premises), then from and after each such transfer Tenant shall look solely to the interests in the Building of each of Landlord's transferees for the performance of all of the obligations of Landlord hereunder. The obligations of Landlord shall not be binding on any partners (or trustees or beneficiaries) of Landlord or of any successor, individually, but only upon Landlord's or such successor's assets described above. Neither Landlord not Tenant shall be liable for any special, indirect or consequential damages by virtue of a default under this Lease.

     9.2 ASSIGNMENT OF RENTS
         -------------------

     If, at any time and from time to time, Landlord assigns this Lease or the rents payable hereunder to the holder of any mortgage on the Premises or the Building, or to any other party for the purpose of securing financing (the holder of any such mortgage and any other such financing party are referred to herein as the "Financing Party"), whether such assignment is conditional in nature or otherwise, the following provisions shall apply.

     (i) Such assignment to the Financing Party shall not be deemed an assumption by the Financing Party of any obligations of Landlord hereunder unless such Financing Party shall, by written notice to Tenant, specifically otherwise elect;

     (ii) Except as provided in (i) above, the Financing Party shall be treated as having assumed Landlord's obligations hereunder (subject to Section 9.1) only upon foreclosure of its mortgage (or voluntary conveyance by deed in lieu thereof) and/or the taking of possession of the premises and, with respect to obligations regarding return of any security deposit, only upon receipt of the funds constituting such security deposit;

     (iii) Subject to Section 9.1, the Financing Party shall be responsible for only such breaches under the Lease by Landlord which occur during the period of ownership or possession by the Financing Party after such foreclosure (or voluntary conveyance by deed in lieu thereof) and/or taking of possession, as aforesaid;

     (iv) In the event Tenant alleges that Landlord is in default under any of Landlord's obligations under this Lease, Tenant agrees to give the holder of any mortgage, by registered mail, a copy of any notice of default which is served upon the Landlord, provided that prior to such notice, Tenant has been notified, in writing (whether by way of notice of an assignment of lease, request to execute an estoppel letter, or otherwise) of the name and address of any such holder. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided by law or such additional time as may be provided in such notice to Landlord, such holder shall have thirty (30) days after the last date on which Landlord could have cured such default within which such holder will be permitted to cure such default. If such default cannot be cured within such thirty day period, then such holder shall have such additional time as may be necessary to cure such default, if within such thirty day period such holder has commenced and is diligently pursuing the remedies necessary to effect such cure (including, but not limited to, commencement of foreclosure proceedings, if necessary, to effect such cure), in which event Tenant shall have no right with respect to such default while such remedies are being diligently pursued by such holder.

     In furtherance of the foregoing, Tenant hereby agrees to enter into such agreements or instruments as may, from time time, reasonably be requested in confirmation of the foregoing.

                                  ARTICLE X
                                  ---------

                              SECURITY DEPOSIT
                              ----------------

     (a) On the execution of this Lease, Tenant shall furnish to Landlord a security deposit for the performance of the obligations of Tenant hereunder in the amount specified therefor in Section 1.1. The form of such security deposit shall, at Tenant's election, be in the form of a cash deposit or a Letter of Credit in the form of Exhibit F hereto attached.

     (b) With respect to a cash security deposit, such deposit may be mingled with other funds of Landlord's and no fiduciary relationship shall be created with respect to such deposit. If Tenant shall fail to perform any of its obligations under this Lease, Landlord may, but need not, apply the security deposit to the extent necessary to cure the default, and Tenant shall be obliged to reinstate such security deposit to the original amount thereof upon demand. Within thirty (30) days after the expiration or sooner termination of the Term the security deposit, to the extent not applied, shall be returned to the Tenant, without interest.

     (c) In the event that the security deposit is in the form of a Letter of Credit, the following provisions shall apply:

     Tenant shall maintain the required Letter of Credit in full force and effect, renewing the Letter of Credit as often as is necessary with the same bank or financial institution (or a similar bank or financial institution reasonably acceptable to Landlord in its sole discretion) and upon the same terms and conditions, not less than thirty (30) days prior to the purported expiration date of the Letter of Credit. In the event that Tenant fails to timely renew the Letter of Credit as aforesaid, Landlord shall be entitled to draw against the entire amount of the Letter of Credit, in which event the provisions applicable to the cash security deposit shall apply. The Letter of Credit shall be assignable by Landlord to any party holding the lessor interest in this Lease, and upon such assignment Landlord shall be relieved from all liability to Tenant therefor.

     Upon the occurrence of any default by Tenant under this lease (and following any applicable notice or cure period) or in the event that Landlord terminates this Lease in accordance with the terms hereof following a default by Tenant, Landlord shall have the right to draw the entire amount of the Letter of Credit. If Landlord elects to make a partial draw upon the Letter of Credit, Tenant shall promptly restore the Letter of Credit to its original amount. Landlord's election to make a partial draw upon the Letter of Credit shall in no event prejudice or waive Landlord's right to terminate this Lease if permitted under applicable provisions of this Lease, nor shall such election prejudice or waive any other remedy of Landlord reserved under the terms of this Lease, including the right to draw the entire amount of the Letter of Credit, if applicable. The Letter of Credit shall be available for payment against the presentation of a sight draft by the Landlord together with a certificate from Landlord that Tenant is in default of its obligations hereunder and that Landlord is entitled, by the terms of this Lease, to draw upon the Letter of Credit.

                                 ARTICLE XI
                                 ----------

                                SUBORDINATION
                                -------------

     This Lease shall be subject and subordinate to any mortgages or ground leases that may now or hereafter be placed upon the Building and/or the Land and to any and all advances to be made under such mortgages or ground leases and to the interest thereon, and all renewals extensions and consolidations thereof; provided that Tenant receives a non-disturbance agreement, in a form reasonably acceptable to Tenant, providing that in the event of foreclosure or other enforcement of rights under such mortgage or groundlease, such holder or lessor shall recognize Tenant's rights under this lease and shall not disturb Tenant's occupancy of the Premises under this Lease, except as expressly provided in this Lease; provided that any mortgagee or ground lessor may elect to have this Lease a prior lien to its mortgage or ground lease and in the event of such election and upon notification by such mortgagee or ground lessor to Tenant to that effect, this Lease shall be deemed prior in lien to said mortgage or groundlease. Tenant also agrees this Lease shall survive any merger of the estates of ground lessor and ground lessee under any ground lease.

                                 ARTICLE XII
                                 -----------

                                   PARKING
                                   -------

     Throughout the Term, Tenant shall have the right to use the number of parking spaces associated with the Building set forth in Section 1.1. Tenant shall pay additional rent for each space at the monthly rate of ninety dollars ($90) per month per space; thereafter (but in no event earlier than one year from the Term Commencement Date) Tenant shall pay additional rent for each space at the monthly rate reasonably determined by Landlord to be the fair market rent for such parking facilities from time to time provided that such rate shall not be less less than ninety (90) dollars per month per space. In no event shall Tenant be charge more per space than that paid by any other tenant in the Building. Payments of additional rent hereunder shall be made at the places and times and subject to the conditions specified for payments of Annual Fixed Rent in Section 2.5.

                                  ARTICLE XIII
                                  ------------

                                OPTION TO EXTEND
                                ----------------

     Tenant shall have the option to extend the Term of this Lease for two additional periods of five (5) years each upon the terms and conditions set forth in this Lease, as amended from time to time, including without limitation any amendments in connection with additional space leased under Rider Section 3. Annual Basic Rent during each such additional five-year period shall be equal to 95% of the Fair Market Rent (defined below); provided, however, that if such Fair Market Rent shall be less than or equal to the Annual Basic Rent payable by Tenant at the end of the original term (with respect to the first extension period) or at the end of the first extension period (with respect to the second extension period), the Annual Basic Rent during the applicable five-year period shall be equal to 100% of Fair Market Rent. For the purposes of this Lease, "Fair Market Rent" shall mean the fair rental value for space of equivalent size and character in Cambridge, Massachusetts in the vicinity of the Premises under a five-year lease, in the case of an extension period under this Article XIII, or such other time period as may be specified for the space for which the Fair Market Rent is being determined. Tenant shall exercise such option with respect to each additional period by giving written notice to Landlord no earlier than one (1) year prior to the first day of the purported extension period (time being of the essence)


     Should the parties be unable to agree on the Fair Market Rent within thirty
(30) days following Landlord's receipt of Tenant's extension notice, then the Fair Market Rent shall be determined as follows:

     (1) Landlord and Tenant shall, within ten (10) days after the expiration of said thirty (30) day period, each notify the other of the name and address of their designated appraiser. Such two appraisers shall, within twenty
     (20) days after Landlord and Tenant have so notified each other, make their determination of the Fair Market Rent in writing and give notice thereof to each other and to Landlord and Tenant. Such two appraisers shall have twenty (20) days after the receipt of notice of each other's determinations to confer with each other and to attempt to reach agreement as to the determination of the Fair Market Rent. If the two appraisers shall fail to concur as to such determination within said twenty (20) day period, then they shall give notice thereof to Landlord and Tenant and shall immediately designate a third appraiser. If the two appraisers shall fail to agree upon the designation of such third appraiser within five (5) days after said twenty (20) day period, then they or either of them shall give notice of such failure agree to Landlord and Tenant and, if Landlord and Tenant fail to agree upon the selection of such third appraiser within five (5) days after the appraisers appointed by the parties give notice as aforesaid, then either party on behalf of both may apply to the American Arbitration Association or any successor thereto, or on its failure, refusal or inability to act, to a court of competent jurisdiction, for the designation of such third appraiser.

     (2) All appraisers shall be real estate appraisers or consultants who shall have had at least fifteen (15) years' continuous experience in the business of appraising real estate in the Boston area.

     (3) The third appraiser shall conduct such investigations as he or she may deem appropriate and shall, within ten (10) days after the date of his or her designation, make an independent determination of the Fair Market Rent.

     (4) If none of the determinations of the appraisers varies from the mean of the determinations of the other appraisers by more than ten percent (10%), the mean of the determinations of the three appraisers shall be the Fair Market Rent. If, on the other hand, the determination of any single appraiser varies from the mean of the determinations of the other two appraisers by more than ten percent (10%), the mean of the determinations of the two appraisers whose determinations are closest shall be the Fair Market Rent.

     (5) The determination of the appraisers, as provided above, shall be conclusive upon Landlord and Tenant, and shall have the same force and effect as a judgment made in a court of competent jurisdiction.

     (6) Each party shall pay fees, costs and expenses of the appraiser selected by it and its own counsel fees, and one-half (1/2) of all other expenses and fees of any such appraisal.

     Tenant's rights under this Article XIII shall be personal to Forrester Research, Inc. and to any Permitted Assignee.

     Tenant shall have no right to exercise any such option, and any exercise of any such option shall be rendered voidable at Landlord's election, if at the time Tenant exercises any such option Landlord is entitled to terminate the Lease pursuant to Section 7.1 due to a default on the part of Tenant or Forrester Research, Inc. has then subleased more than fifty percent (50%) of the rentable floor area of the Premises (other than to a Permitted Assignee).

                                   ARTICLE XIV
                                   -----------

                              HAZARDOUS SUBSTANCES
                              --------------------



      14.1  HAZARDOUS SUBSTANCES.

     Tenant shall not cause or permit the release of any hazardous substance/material or oil (other than the Excepted Materials as hereinafter defined) into the septic, sewage or other waste disposal system serving the Premises, the Building or the Land, nor cause or permit the use, generation, release, disposal or storage of any hazardous substance/material or oil (except only the use and storage of reasonable quantities of cleaning fluids, office supplies and other materials used in Tenant's ordinary course of business and consistent with use of the Premises for the Permitted Uses which may be deemed hazardous by law, provided the same are used and stored in compliance with any and all federal, state, and local laws, ordinances and regulations governing the same (the "Excepted Materials")). In addition, Tenant shall not cause or permit the transportation of any hazardous substance/material or oil (other than Excepted Materials) to or from the Premises, the Building or the Land without the prior written consent of Landlord, and then only in compliance with any and all federal, state and local laws, ordinances and regulations governing such transportation. The phrase "hazardous substance/ material or oil" as used in this Section shall include all "hazardous substances" as defined and used in 42 USC [Section]9601, ET SEQ., as the same may be amended from time to time, or as defined in any other federal, state or local laws, ordinances and regulations applicable to the Premises, the Building or the Land. Tenant shall forthwith give Landlord notice of the accidental or other introduction of any such hazardous substance/material or oil (other than Excepted Materials), or the release or threat of release from the Premises, the Building or the Land of any such hazardous substance/material or oil (other than Excepted Materials).


                                   ARTICLE XV
                                   ----------

      15.1 Tenant shall have the right to enter the Premises prior to the first day of the Term for purposes of installation, testing and initial operation of Tenant's computers and other equipment and the installation or placement of other property in the Premises and for any work specifically permitted by this Lease. Tenant's entry shall be upon all the terms and conditions of this lease except for the payment of Annual Fixed Rent and Additional Rent and shall not materially affect any work being performed on the Premises by Landlord.

                                   ARTICLE XVI
                                   -----------


      16.1 The side letter attached hereto as Exhibit 3 is herein incorporated by reference.

                                  ARTICLE XVII
                                  ------------

      THIRD FLOOR EXPANSION AREA. On the "Third Floor Delivery Date," Landlord shall deliver to Tenant and Tenant hereby agrees to thereupon lease from Landlord, as an addition to the Premises upon the terms and conditions then in effect under this Lease and for the balance of the Term hereof, including any extensions of the Term, the remaining rentable floor area on the third floor of the Building as shown on Exhibit H attached hereto (the "Third Floor Expansion Area"). The "Third Floor Delivery Date" shall be July 1, 1997, provided Landlord may, by written notice to Tenant on or before January 1, 1997, postpone the Third Floor Delivery Date to a later date specified in such notice, but not later than September 1, 1997.

      The Third Floor Expansion Area shall be delivered to Tenant, as-is, in the same condition as existing on the date of this Lease, reasonable wear and tear excepted, and free of tenants and occupants, provided that, Tenant may, upon written notice to Landlord within six (6) months prior to the Third Floor Delivery Date, request Landlord to construct leasehold improvements in the Third Floor Expansion Area, consistent with the leasehold improvements then existing in the Premises ("Tenant's Improvement Request") . In the event that Tenant timely gives Landlord Tenant's Improvement Request, the following provisions shall govern:

            (a) Tenant shall, at Tenant's cost and expense, create plans and specifications for the proposed leasehold improvements, consistent with Tenant's obligations with respect to Landlord's Work, and such plans and specifications shall be subject the Landlord's reasonable review and approval;

            (b) Landlord agrees to obtain at least three bids for the construction of such improvements following procedures similar to those which were used for the completion of Landlord's Work under Section 3.2;

            (c) The provisions of said Section 3.2 shall apply to such construction, which shall be deemed "Landlord's Work", for the purposes thereof, and the Third Floor Expansion Area shall be deemed delivered to Tenant and added to the Premises, and rent shall commence with respect thereto, upon the date when such improvements are substantially complete (as such term is defined in Section 3.2 hereof), EXCEPT THAT:

                    (1) Landlord and Tenant shall mutually agree on a planning and construction schedule for the substantial completion of the proposed leasehold improvements by the designated delivery date;

                    (2) Tenant shall reimburse Landlord, within thirty (30) days after the later (i) substantial completion of the Landlord's Work and
          (ii) receipt from Landlord of an itemized invoice showing all costs and expenses associated with the completion of Landlord's Work, in an amount equal to the amount by which any and all such costs, together with the cost of any change orders requested by Tenant or any costs resulting from any Tenant Delays, exceed (a) the product of 5,798 multiplied by the per square foot buildout rate for the Third Floor Expansion Area, determined by multiplying $6.50 by a fraction, the numerator of which is the number of months remaining in the term as of the delivery date for the Third Floor Expansion Area and the denominator of which is 67 (5,798 x [$6.50 x n/67]), plus (b) the unexpended portion of the Buildout Allowance, if any;

                    (3) There shall be no Moving/Plans Allowance with respect to the Third Floor Expansion Area; and

                    (4) Tenant shall have no termination right for the untimely completion of Landlord's Work; and

          (d) Landlord and Tenant shall execute an amendment of this Lease for the purpose of incorporating the Third Floor Expansion Space into the Premises and by which the Rentable Floor Area of the Premises shall be increased to 26,446 square feet and the Annual Basic Rent shall be appropriately increased by multiplying 5,798 by the square foot rental rates set forth in Section 1.1 hereof.

          Notwithstanding anything herein to the contrary, Landlord shall have no obligation to deliver the Third Floor Expansion Area to Tenant, and Tenant shall have no right to lease such space, if, upon the earlier of delivery or Landlord's receipt of Tenant's Improvement Request, (i) this lease is not then in full force and effect or Landlord is then entitled to terminate this Lease pursuant to Section 7.1 due to a default on the part of Tenant, or (ii) fifty percent (50%) or more of the Premises is sublet to any entity which would not qualify as a Permitted Assignee, or (iii) the tenant's interest in this Lease is held by any party other than the Tenant named herein, Forrester Research, Inc., or a Permitted Assignee.

                                  ARTICLE XVIII
                                  -------------

18.1. TENANT'S OPTION TO LEASE ADDITIONAL SPACE.
      ------------------------------------------

     Provided that Landlord is not then entitled to terminate this Lease pursuant to Section 7.1 due to a default on the part of Tenant, Tenant shall have and may exercise the following rights and options during the Term and any extension thereof, subject to and in accordance with the terms and conditions hereof. The rights set forth in this Section 18.1 may be exercised only by the Tenant named herein, Forrester Research, Inc., and any Permitted Assignee, and provided that at the time any such right is exercised no more than fifty percent (50%) of the Premises is sublet to any entity which would not qualify as a Permitted Assignee. Landlord shall have no obligation to make any leasehold improvements to any additional space leased pursuant to this Article XVIII (any Upper Floor Expansion Area or any Offer Space), provided, however, if not less than eighteen (18) months remain in the Term of this Lease (as it may be extended pursuant to the terms hereof) at the time such space is delivered to Tenant, then any remaining balance of the Buildout Allowance (having not been applied to any Landlord's Work pursuant to Section 3.2 or the Third Floor Expansion Area pursuant to Article XVII) may be applied towards the cost of leasehold improvements to any such space.


18.1.1. Upper Floor Expansion Options.
        ------------------------------

     Tenant shall have the option (collectively, the Upper Floor Expansion Options") to lease (i) the entire rentable floor area of the 4th floor of the Building or (ii) the entire rentable floor area of the 5th and 6th floors of the Building together, such floors being shown on Exhibit I attached hereto, and such right to be exercised in each case for the applicable floor or floors, in its or their entirety, or not at all (each applicable area, an "Upper Floor Expansion Area"). Landlord hereby represents and Tenant acknowledges that the 4th floor of the Building is presently leased for a term expiring June 30, 2001 and the 5th and 6th floors of the Building are presently leased for a term expiring June 30, 2001. Tenant further acknowledges that the fulfillment of Tenant's Upper Floor Expansion Options as set forth herein is subject to the termination of the existing leases for the 4th floor and the 5th and 6th floors, respectively, allowing Landlord to terminate such Leases upon six (6) months' notice to such tenants. Landlord shall not be liable to Tenant for failing to deliver any Upper Floor Expansion Area as a result of either existing tenant's failure to vacate or vacate timely, provided Landlord shall use diligent efforts to terminate such leases and remove such tenants, as appropriate, upon the exercise of Tenant's Upper Floor Expansion Options as set forth herein, which diligent efforts shall include prosecuting legal actions to evict, if necessary. Landlord shall not to terminate the present lease with respect to the Upper Floor Expansion Area on the 4th floor effective earlier than December 31, 1998, except due to the exercise of Landlord's rights following a material uncured default, including a monetary or bankruptcy default, on the part of the tenant thereunder. Landlord represents that to the best of Landlord's knowledge neither tenant is currently in default of its lease. Landlord shall be otherwise free to deal with the Upper Floor Expansion Areas and the tenants thereof as Landlord shall elect (subject to Tenant's Right of First Offer as set forth in Section 17.1.2 hereof). Upon the expiration or earlier termination of the present leases of the Upper Floor Expansion Areas, Tenant shall have no further option to lease such space pursuant to the terms hereof, but such space shall be subject to Tenant's Right of First Offer as set forth in Section 17.1.2 hereof.

     Tenant may lease any Upper Floor Expansion Area by notice to Landlord identifying the area or areas (either the 4th floor or the 5th and 6th floors together, or all three floors) to be leased by Tenant and the time period (not less than (5) five years) for which such floor or floors will be leased ("Tenant's Upper Floor Expansion Notice"). If not previously exercised as herein provided, Tenant's right to give such notice with respect to any Upper Floor Expansion Area shall expire upon the earlier of (i) thirty (30) days after Landlord's notice to Tenant of the termination or proposed termination of the occupancy rights of the existing tenant or tenants (if earlier than the stated expiration dates of said leases), or (ii) on January 1, 2001. Upon the expiration of the Upper Floor Expansion Options, Tenant shall have no further option to lease such space pursuant to the terms hereof, but such space shall be subject to Tenant's Right of First Offer as set forth in Section 17.1.2 hereof.

     Landlord shall deliver any Upper Floor Expansion Area to Tenant on the date which is six (6) months after Landlord's receipt of Tenant's Upper Floor Expansion Notice, as-is, in the same condition as existing on the date of said Notice, reasonable wear and tear excepted, and free of tenants and occupants. Any Upper Floor Expansion Area leased by Tenant shall be added to the Premises upon all of the terms, covenants and conditions of this Lease, except that, the Term with respect to the Upper Floor Expansion Area shall be the term specified in Tenant's Upper Floor Expansion Notice and the Annual Basic Rent and other charges payable with respect to said space shall be the Fair Market Rent as defined in this Lease determined as of the date of date of delivery (for the term specified in Tenant's Upper Floor Expansion Notice and for the space in its as-is condition) .

     Tenant may notify Landlord in writing that Tenant desires to lease the fifth floor of the Building, but not the sixth floor, or vice versa, as an Upper Floor Expansion Area, and Landlord shall thereafter use reasonable efforts to locate a tenant for the floor which Tenant does not desire to lease the "Other Floor", upon terms and conditions acceptable to Landlord given the then current market conditions. Such notice shall not be binding on Landlord or Tenant unless such notice states that Tenant shall be irrevocably bound by the terms of this paragraph. If Landlord is able to lease the Other Floor to a suitable tenant (the "Other Floor Lease"), Tenant shall then lease the floor Tenant desires (the 5th or 6th, as the case may be) (the "Desired Floor"), pursuant to the terms hereof, as an Upper Floor Expansion Area, provided that Tenant shall indemnify Landlord for, and the Annual Basic Rent otherwise payable for the Desired Floor shall be increased to reflect ,any loss incurred by Landlord as a result of replacing the tenancy for the Other Floor, including without limitation, (i) the amount, if any, by which the rent and other charges receivable for the Other Floor under the existing lease exceed the rent and other charges received under the Other Floor Lease, (ii) any broker's commission or other transaction fees incurred by Landlord in connection with the Other Floor Lease, including reasonable legal fees, and (iii) any lost rent or other charges attributable to time that the Other Floor is not occupied and generating rent as a result of the transition from the current tenant to the replacement tenant.

18.1.2.  Right of First Offer.
         ---------------------

      If at any time during the Term of this Lease (as it may be extended pursuant to the terms hereof), there is space in the Building which Landlord wishes to lease ("Offer Space"), as indicated by (i) a bona fide third party offer for the Offer Space (which is acceptable to Landlord), or (ii) a Landlord response to a request for proposal to lease space in the Building, or (iii) Landlord otherwise proposes to lease space in the Building upon certain terms, Landlord shall offer to lease to Tenant ("Landlord's Proposal") the Offer Space upon the terms and conditions set forth in this Lease, except that (i) the Annual Basic Rent and other charges payable by Tenant therefor shall be the Fair Market Rent for such Offer Space for the term set forth in Landlord's Proposal, and (ii) the term and expiration date for the Offer Space shall be as set forth in Landlord's Proposal. Landlord's Proposal shall include, as applicable, a copy of either (i) the bona fide third party offer for the Offer Space (ii) Landlord's response to a request for proposal or (iii) such other specific leasing proposal of the Landlord. Tenant shall have the right to accept the Landlord's Proposal and lease such Offer Space only by written notice to Landlord within ten (10) business days after Tenant receives Landlord's Proposal, time being of the essence, which acceptance shall constitute a binding agreement between the parties to lease the Offer Space upon such terms and conditions. Failure to timely give such notice shall be deemed a rejection of the Landlord's Offer, whereupon Landlord shall be then be free to market and lease such Offer Space subject to the remaining provisions of this Section 18.1.2.

     If Tenant does not wish to accept the Landlord's Proposal, Tenant may give written notice ("Tenant's Different Requirements Notice") to Landlord within said ten (10) business day period that Tenant would have accepted Landlord's Proposal for (i) less than all of the Offer Space, (ii) the Offer plus additional space in the Building, (iii) an earlier term expiration date, and/or
(iv) a later term expiration date. If Tenant timely gives such notice, Landlord shall be free to market and lease such Offer Space, provided that Landlord shall submit a new Landlord's Proposal for the Offer Space to Tenant if the Tenant's Different Requirements Notice indicated that:

     (a) Tenant desired to lease less than all of the Offer Space and Landlord wishes to lease less than all of the Offer Space to a third party;

     (b) Tenant desired to lease the Offer Space plus additional space, and Landlord wishes to lease the Offer Space plus additional space to a third party;

     (c) Tenant desired an earlier term expiration date, and Landlord wishes to lease the Offer Space to a third party for a term shorter than the term set forth in Landlord's Proposal; or

     (d) Tenant desired a later term expiration date, and Landlord wishes to lease the Offer Space to a third party for a term longer than the term set forth in Landlord's Proposal.

     All of the provisions of this Section 18.1.2 shall apply to such new Landlord's Proposal.

     If Tenant has not timely accepted a Landlord's Proposal and Landlord has not entered into a binding agreement with a third party with respect to the Offer Space named therein within four (4) months after delivery to Tenant of Landlord's Proposal, Landlord shall submit a new Landlord's Proposal to Tenant before leasing such Offer Space to any third party.

     If Tenant validly accepts Landlord's Proposal ( as modified by the terms hereof), this Lease shall be amended appropriately to give effect thereto and the Offer Space shall be added to and become a part of the Premises. Landlord shall deliver the Offer Space to Tenant within thirty (30) days following Tenant's acceptance of Landlord's Proposal.

     Landlord shall not be required to deliver any Landlord's Proposal, and Tenant shall have no right with respect to any Offer Space, if less than twelve
(12) months remain in the Term of this Lease (as it may be extended pursuant to the terms hereof).

     Executed to take effect as a sealed instrument.


     LANDLORD:

     ADVENT REALTY LIMITED PARTNERSHIP II
     By:   Advent Realty GP II Limited
           Partnership, its General Partner
           By:  Advent Realty, Inc.,
                Its General Partner



                By: /s/ Arthur I. Segel
                   -----------------------------
                   Arthur I. Segel, President

     TENANT:

     FORRESTER RESEARCH, INC.

     By: /s/ George F. Colony
         ---------------------------------------
         George F. Colony, President